UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

December 11, 2007

Date of Report (Date of earliest event reported)

LAWSON PRODUCTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-10546	36-2229304
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1666 East Touhy Avenue, Des Plaines, Illinois	60018
(Address of principal executive offices)	(Zip Code)

(847) 827-9666

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) The Board of Directors of Lawson Products, Inc. (the “Company”) elected Thomas J. Neri to the Board on December 11, 2007. Mr. Neri filled the vacancy created by the passing of Company founder Mr. Sidney L. Port earlier this year.

Mr. Neri, 56, is President and CEO of the Company. He joined the Company in 2003 as CFO and Executive Vice President, Planning. In 2006, he was promoted to Chief Operating Officer. The Board elected him to his current role in April 2007.

Prior to joining the Company, Mr. Neri was owner and principal of a management consulting firm. Before that, he filled a variety of senior leadership positions in the publishing industry, among them Executive Vice President of the Sun-Times Company and President and Publisher of Pioneer Newspapers, Inc.

A copy of the press release announcing the appointment of Mr. Neri as a director is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On December 11, 2007, the Board adopted amendments to Article 5 of the Company’s By-laws.

The amendments to Article 5 of the By-laws provide for the issuance and transfer of uncertificated shares. The amendments enable the Company to participate in the Direct Registration System (the “DRS”) as required by rules adopted by the Nasdaq Stock Market. The DRS allows investors to have securities registered in their names without the issuance of physical certificates and further allows investors to transfer securities electronically to broker-dealers to effect transactions without the risks and delays associated with transferring physical certificates.

A copy of the By-laws, as amended and restated, is attached as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Amended and Restated Bylaws of Lawson Products, Inc.
99.1	Press Release of Lawson Products, Inc., dated December 14, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAWSON PRODUCTS, INC.
(Registrant)

Dated: December 14, 2007	By:	/s/ Scott Stephens
Name: Scott Stephens
Title: Senior Vice President and Chief Financial Officer